UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 306, New York, New York 10001

(Address of Principal Executive Office) (Zip Code)

(212) 477-1210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) and (e)

On September 6, 2018, Aspen Group, Inc. (the “Company”) appointed Mr. Joseph L. Sevely as the Chief Financial Officer of the Company, effective September 11, 2018. Ms. Janet Gill, the Company’s former Chief Financial Officer, will continue to serve as the Chief Accounting Officer of the Company.

Prior to his appointment, from February 2016 to September 2018, Joseph L. Sevely, 58, taught undergraduate and graduate classes as part of the adjunct faculty at Columbia University, New York University, Fairfield University and St. John’s University.  From May 2010 till September 2015, Mr. Sevely served as the Chief Financial Officer of Cutwater Asset Management LLC, a holding company for a fixed income asset management company and broker/dealer, which is now part of BNY Mellon.

The Company has entered into a three-year Employment Agreement with Mr. Sevely effective September 11, 2018.  Pursuant to his Employment Agreement, Mr. Sevely will be paid an annual base salary of $300,000. In connection with his appointment, Mr. Sevely received a grant of 25,000 shares of the Company’s restricted common stock and 180,000 five-year stock options. The option grant is subject to shareholder approval. The restricted stock and the stock options will vest in three equal annual installments beginning September 10, 2019, subject to continued employment on each applicable vesting date.

The Company also entered into a new three-year Employment Agreement with Ms. Gill. Pursuant to her Employment Agreement, Ms. Gill will receive an annual base salary of $275,000 and received a grant of 50,000 five-year stock options, subject to shareholder approval. The stock options will vest in three equal annual installments beginning September 10, 2019, subject to continued employment on each applicable vesting date.

The restricted stock and stock option grants to Mr. Sevely and Ms. Gill were made under the Aspen Group, Inc. 2018 Equity Incentive Plan, which has been approved by the Board of Directors of the Company, subject to shareholder approval, and will be submitted to the shareholders of the Company for approval at the next annual meeting.

The description of Mr. Sevely’s and Ms. Gill’s Employment Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement between the Company and Joseph Sevely, dated September 11, 2018.
10.2	Employment Agreement between the Company and Janet Gill, dated September 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: September 12, 2018	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer